                                 EXHIBIT 10.25
                                 -------------



                                LEASE AGREEMENT


                                 BY AND BETWEEN


                        680-690 KINDERKAMACK ROAD, L.P.


                                    - and -


                      AMERICAN CONFERENCING COMPANY, INC.


                                    - for -


                             690 KINDERKAMACK ROAD
                              ORADELL, NEW JERSEY
                              -------------------

                               TABLE OF CONTENTS

1.    DESCRIPTION..............................................................................   1

2.    TERM.....................................................................................   1

3.    BASIC RENT...............................................................................   1

4.    USE AND OCCUPANCY........................................................................   2

5.    CARE AND REPAIR OF PREMISES/ENVIRONMENTAL................................................   2

6.    ALTERATIONS, ADDITIONS OR IMPROVEMENTS...................................................   3

7.    ACTIVITIES INCREASING FIRE INSURANCE RATES...............................................   3

8.    ABANDONMENT..............................................................................   3

9.    ASSIGNMENT AND SUBLEASE..................................................................   3

10.   COMPLIANCE WITH RULES AND REGULATIONS....................................................   6

11.   DAMAGES TO BUILDING/WAIVER OF SUBROGATION................................................   6

12.   EMINENT DOMAIN...........................................................................   7

13.   INSOLVENCY OF LESSEE.....................................................................   7

14.   LESSOR'S REMEDIES ON DEFAULT.............................................................   7

15.   DEFICIENCY...............................................................................   7

16.   SUBORDINATION OF LEASE...................................................................   8

17.   SECURITY DEPOSIT.........................................................................   9

18.   RIGHT TO CURE LESSEE'S BREACH............................................................  10

19.   MECHANIC'S LIENS.........................................................................  10

20.   RIGHT TO INSPECT AND REPAIR..............................................................  10

21.   SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION...................................  11

22.   BUILDING STANDARD OFFICE ELECTRICAL SERVICES.............................................  11

23.   ADDITIONAL RENT - ESCALATIONS............................................................  14
      (A)    Operating Cost Escalation.........................................................  14
      (B)    Fuel, Utilities and Electric Cost Escalation......................................  15
      (C)    Tax Escalation....................................................................  15
      (D)    Lease Year........................................................................  16
      (E)    Payment...........................................................................  16
      (F)    Books and Records.................................................................  16
      (G)    Right of Review...................................................................  17

24.   INTERRUPTION OF SERVICES OR USE..........................................................  17

25.   LESSEE'S ESTOPPEL........................................................................  17

26.   HOLDOVER TENANCY.........................................................................  17

27.   RIGHT TO SHOW PREMISES...................................................................  18

28.   WAIVER OF TRIAL BY JURY..................................................................  18

29.   LATE CHARGE..............................................................................  18

30.   NO OTHER REPRESENTATIONS.................................................................  18

31.   QUIET ENJOYMENT..........................................................................  18

32.   LESSEE'S INSURANCE.......................................................................  18

33.   SECTION HEADINGS.........................................................................  19

34.   APPLICABILITY TO HEIRS AND ASSIGNS.......................................................  19

35.   PARKING SPACES...........................................................................  19

36.   LESSOR'S LIABILITY FOR LOSS OF PROPERTY..................................................  19

37.   BROKER...................................................................................  19

38.   PERSONAL LIABILITY.......................................................................  19

39.   NO OPTION................................................................................  20

40.   DEFINITIONS..............................................................................  20
      (A)    Proportionate Share...............................................................  20
      (B)    Common Facilities.................................................................  20
      (C)    Force Majeure.....................................................................  20
      (D)    Building Hours....................................................................  21
      (E)    Additional Rent...................................................................  21
      (F)    Commencement Date.................................................................  21

41.   RENEWAL OPTION...........................................................................  21

42.   NOTICES..................................................................................  22

43.   MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE...............................................  22

44.   ACCORD AND SATISFACTION..................................................................  22

45.   EFFECT OF WAIVERS........................................................................  23

46.   NUMBER AND GENDER........................................................................  23

47.   LESSOR'S RESERVED RIGHT..................................................................  23

48.   CORPORATE AUTHORITY......................................................................  23

49.   RELOCATION...............................................................................  23

     LEASE, made the __________ day of June 1997 between 680-690 KINDERKAMACK ROAD, L.P., a New Jersey Limited Partnership, whose address is 690 Kinderkamack Road, Oradell, New Jersey 07649 (hereinafter referred to as "Lessor") and AMERICAN CONFERENCING COMPANY, INC., a New Jersey Corporation, whose address is 67 East Ridgewood Avenue, Ridgewood, New Jersey 07450 (hereinafter referred to as "Lessee").

     1. DESCRIPTION. Lessor hereby leases to Lessee and Lessee hereby hires from Lessor, the following space: Approximately 11,088 gross rentable square feet in suite 400 on the third floor (hereinafter referred to as "Demised Premises" or "Premises") approximately as shown on the plan or plans, initialed by the parties hereto, marked as "Exhibit A" and made a part of this Lease, which includes an allocable share of the Common Facilities, in the building of 55,318 square feet known as and located at 690 Kinderkamack Road, Oradell, New Jersey 07649 (hereinafter referred to as "Building"), which is situated on that certain parcel of land (hereinafter referred to as "Office Building Area"), as described on Exhibit A-1 attached hereto and made a part of this Lease, together with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined. Provided Lessee shall not be in default in accordance with the terms and provisions of this Lease, Lessor agrees to provide to Lessee first notice to lease office space available for lease by Lessor in the Building upon the same terms and conditions as such space is offered at such time. In the event that the Lessee fails to lease such space within fifteen (15) days of receipt of the first written notice thereof, the Lessee's right to lease any space in the Building shall expire and be of no further force and effect.

     2.    TERM.  The Premises are leased for a term of ten (10) years and nine
(9) months to commence on the first day of September, 1997, and to end at 12:00 midnight on May 31, 2008, unless extended pursuant to any options contained herein.

     3. BASIC RENT. The Lessee shall pay to the Lessor during the term basic rent in the amount of Two Million One Hundred Forty Four Thousand Six Hundred Fifty One and 33/100 ($2,144,651.33) Dollars (hereinafter referred to as "rent" or "basic rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The basic rent during the term shall accrue at the yearly rate set forth below and shall be payable in advance on the first day of each calendar month in equal monthly installments as indicated below. Lessee shall pay basic rent, and any Additional Rent as hereinafter provided, to John
M. Mavroudis & Co., Inc., as agent for Lessor, at Lessor's above-stated address, or to such other agent as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff.

The basic rent payable during the aforesaid period of time, yearly rate and monthly installment, respectively, shall be as follows:

Period from             to             Yearly Rate         Monthly Installment
--------------------------------------------------------------------------------
09/01/97                12/31/97       n/a                    $  7,395.83

01/01/98                12/31/98      $150,875.00               12,572.92

01/01/99                05/31/03       196,812.00               16,401.00

06/01/03                05/31/08       218,988.00               18,249.00

     4. USE AND OCCUPANCY. Lessee shall use and occupy the premises as general offices, audio, video and data conferencing center and other uses incidental thereto and for no other purpose. Lessees use of the premises shall require an equipment room and the extension of commercial and fiber wiring to the Building.

     5. CARE AND REPAIR OF PREMISES/ENVIRONMENTAL. Lessee covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the premises and with any and all environmental requirements resulting from the Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of the Lease. Lessor shall make all necessary repairs to the Premises. Lessor shall make all necessary repairs to the Common Facilities and to the parking areas, if any, the same to be included as an Operating Cost, except where the repair has been made necessary by misuse or neglect by Lessee, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, upon thirty (30) day demand the reasonable costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor excluding the audio, video and data conferencing equipment of the Lessee which shall be removed by Lessee at the end of the term. Not later than ten (10) days following the last day of the term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises ten (10) days after the last day of the term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

     Lessee acknowledges the existence of environmental laws, rules and regulations (the "Environmental Laws").

     Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary and to make such applications as Lessor reasonably requires to assure compliance with all Environmental Laws. Lessee shall bear all costs and expenses incurred by Lessor associated with any required Environmental Laws compliance resulting from Lessee's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, such compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify and hold Lessor harmless from any violation of Environmental Laws occasioned by Lessee's use of the Demised Premises. The Lessee shall immediately provide the Lessor with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance and the requirements of the New Jersey Department of Environmental Protection and Energy ("NJDEPE") under any Environmental Laws as they are issued or received by the Lessee.

     Lessee agrees not to generate, store, manufacture, refine, transport, treat, dispose of, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C.9601, et seq., the New
                                                           -- ---
Jersey Spill Compensation and Control Act, as amended, N.J.S.A.58:10-23.11b, et
                                                                             --
seq., any rules or regulations promulgated thereunder, or in any other
----
applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee but shall thereafter be deemed to be a Hazardous Substance.

     Lessee agrees to indemnify and hold harmless the Lessor and each mortgagee of the Premises from and against any and all liabilities, damages, claims losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Lessor or any such mortgagee or threatened against the Lessor or such mortgagee, relating to or arising out of any breach by Lessee of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination. Lessor represents that there are no current violations of Environmental Laws.

     6. ALTERATIONS, ADDITIONS OR IMPROVEMENTS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises. The written consent of Lessor to any such nonstructural alterations, additions or improvements shall not be unreasonably withheld, conditioned or delayed.

     7.    ACTIVITIES INCREASING FIRE INSURANCE RATES.   Lessee shall not do or
suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

     8. ABANDONMENT. Lessee shall not, without first obtaining the written consent of Lessor, which shall not be unreasonably withheld, conditioned, or delayed, abandon the Premises or allow the Premises to become vacant or deserted.

     9. ASSIGNMENT AND SUBLEASE. Lessee may assign or sublease the within Lease to any party subject to the following:

           (A) In the event that Lessee desires to sublease the entire premise or assign the within lease to any other party, the terms and conditions of such sublease or assignment shall be communicated to Lessor in writing prior to the effective date of any such sublease or assignment, and, prior to such effective date, Lessor shall have the option, exercisable in writing to Lessee, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole lessee of Lessor hereunder or alternatively to recapture said space and the within Lessee shall be fully released from any and all obligations hereunder.

           (B) In the event that Lessor elects not to recapture the Lease as hereinabove provided, Lessee may nevertheless assign this Lease or sublet the Premises, or Lessee may sublet a portion of the Premises, subject to Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the following terms and conditions:

                 (1) The Lessee shall provide to Lessor the name and address of the assignee or sublessee.

                 (2) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against the Lessor shall be no greater than those of the Lessee.

                 (3) The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of rent reserved herein, through the entire term of this Lease, as the same may be renewed, extended or otherwise modified.

                 (4) The Lessee and any assignee shall promptly pay to Lessor fifty (50%) percent of any consideration received for any assignment or fifty (50%) percent of all of the rent, as and when received, in excess of the rent required to be paid by Lessee for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased, less brokerage commissions, buildout costs and reasonable attorney fees.

                 (5) In any event, the acceptance by Lessor of any rent from the assignee or from any of the subtenants or the failure of Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire term of this Lease.

           (C) Any sublet or assignment to an affiliated company shall not be subject to the provisions of Subsections 9(A), 9(B)(4) or 9(B)(6) hereof and shall not require Lessor's prior written consent, but all other provisions of this Section shall apply.

           (D) In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

           Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two (2%) percent of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessee hereunder.

           (E) Without limiting any of the provisions of Sections 13 and 14, if pursuant to the Federal Bankruptcy Code (herein the "Code") or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of case security in an amount equal to the sum of one (1) year's basic rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Section 17.

           (F) Except as specifically set forth above, no portion of the Demised Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

     10. COMPLIANCE WITH RULES AND REGULATIONS. Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations (the "changes") as Lessor may prescribe, on written notice to Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building provided that any changes made by Lessor shall not materially alter the terms and conditions of the Lease. Lessee shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, heavy machines and equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgment, to absorb and prevent vibration, noise and annoyance.

     11. DAMAGES TO BUILDING/WAIVER OF SUBROGATION. If the Building is damaged by fire or any other cause to such extent that the cost of restoration as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the thirtieth (30th) day following the damage, give Lessee a notice of election to terminate this Lease; or if the cost of restoration of the Building will equal or exceed fifty (50%) percent of such replacement value or if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the fifteenth (15) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter and the basic rent, and any Additional Rent, shall be apportioned as of the date of said surrender and any basic or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined, and except as stated above, Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.


     In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in basic rent and an equitable reduction in the Base Period Costs as established in
Section 23 depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Section 11 shall include repairs. If the damage results from the fault of the Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in basic rent, except to the extent of any rent insurance received by Lessor.

     12. EMINENT DOMAIN. If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any Additional Rent, shall be apportioned as of said termination date and any basic and Additional Rent paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the basic rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

     13. INSOLVENCY OF LESSEE. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in
Section 15 hereof.

     14. LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of basic rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any basic rent or Additional Rent default within five (5) days of the giving of such notice or other default within thirty (30) days after giving of such notice [or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default], then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Sections 13 or 14 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

     15. DEFICIENCY. In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the basic and Additional Rent and other sums herein agreed to be paid by Lessee, as and when due, less the net proceeds of the reletting, if any, as ascertained from time to time, as of the due date, and the same shall be payable by Lessee on the several rent days above specified.
Lessee shall not be entitled to any surplus accruing as a result of any such reletting, nor shall any surplus be applied to offset the damages referred to in the preceding sentence. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the basic and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

     Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the rent and Additional Rent reserved in this Lease from the date of such default to the date of expiration of the term demised and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of rent (basic and Additional) thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) percent per annum.

     Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

     Lessor's remedies hereunder are in addition to any remedy allowed by law.

     Lessee agrees to pay, as Additional Rent, all reasonable attorney's fees and other expenses incurred by the Lessor in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

     16. SUBORDINATION OF LEASE. This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any first mortgage or deed of trust, be subject and subordinate to any such underlying leases and to any such first mortgage and/or trust deed which now affects the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage or trust deed. With respect to future underlying leases, mortgages or trust deeds, this Lease shall only be subordinate thereto if the underlying lessor, mortgagee or beneficiary named in such lease, mortgage or deed of trust shall first agree in writing:

           (a) that the lessor under any such lease or the holder of any such mortgage or trust deed shall not be entitled to terminate this Lease, including such amendments as may be entered into from time to time hereafter by the parties hereto, by foreclosure or other means, so long as Tenant or its successors or assigns are not in default under any obligation hereunder beyond any period herein given to Tenant to cure such default;

           (b) that the lien of such mortgage or trust deed shall not encumber any of Tenant's equipment, fixtures, alterations, improvements or other property which, by the terms of this Lease, Tenant is permitted to remove from the Premises; and

           (c) that in the event of a termination of such lease by the lessor or a foreclosure of such mortgage or trust deed, the lessor, mortgagee or any purchaser at a foreclosure sale, or their respective successors and assigns, shall recognize and be bound by the terms of this Lease, but not bound by any earlier defaults of Landlord;

and the Tenant covenants and agrees that each holder of any said instrument and each lessor under any said lease, provided such holder or lessor shall have delivered such an agreement to Tenant, and anyone claiming by, through or under such holder or lessor, shall not:

           (i) be liable for any act or omission of any prior landlord (including Landlord) under the Lease; or

           (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) under the Lease; or

           (iii) be bound by any prepayment of fixed rent or additional rent or other charges under the Lease which Tenant might have paid more than one month in advance; or

           (iv) be bound by any amendment, modification, surrender or cancellation of the Lease made without the consent of said holder or lessors.

Upon delivery of the aforesaid agreement from any holder of said instruments or any lessor under said underlying leases, Tenant agrees to attorn to said holder or lessor and recognize this Lease as a direct lease between Tenant and said holder or lessor in the event that said holder should become the owner of the Premises or said lessor should terminate said underlying lease. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgage or trust deeds or by any lessor under such underlying lease.

     Landlord shall obtain within thirty (30) days, on behalf of Tenant, from the holders of any mortgage or trust deeds which, as of the date hereof, encumber the Building or the real property of which it forms a part, a non-disturbance and attornment agreement containing language similar to that contained in clauses (a), (b) and (c) above.

     17. SECURITY DEPOSIT. Lessee shall deposit with Lessor on the signing of this Lease the sum of Forty Nine Thousand Two Hundred Three and 00/100
                      ------------------------------------------------
($49,203.00) Dollars as security for the performance of Lessee's obligations
------------
under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this Lease. In the event of a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the security to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of such security; and Lessee agrees to look solely to the new lessor for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new lessor. The security deposited as provided for herein shall not be mortgaged, assigned or encumbered by Lessee without the written consent of Lessor. Provided the lessee shall not be in default under the terms of the Lease, Lessee shall have the right to apply such security deposit to the basic rent and additional rent payable for the last remaining months of the terms of the Lease, including the months remaining in the event of an election by Lessee to terminate the Lease in accordance with Paragraph 42 hereof.

     In the event of the insolvency of Lessee, or in the event of the entry of a judgment in bankruptcy in any court against Lessee which is not discharged within thirty days (30) days after entry, or in the event a petition is filed by or against Lessee or under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount equal to twelve
(12) months rent to assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Section within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

     Provided Lessee shall not be in default under the terms of the Lease, the security paid to the Lessor under this Lease shall be (i) refunded to Lessee one hundred twenty (120) days following the assignment and assumption of this Lease by Vialog Corporation ("Vialog") and the initial public offering of common stock of Vialog substantially in accordance with Form S-1 as filed with the Securities Exchange Commission on February 28, 1997, or (ii) refunded to Lessee in three (3) equal annual installments commencing September 1, 1999 and annually thereafter on the first day of January until the entire security is repaid to the Lessee.

     18. RIGHT TO CURE LESSEE'S BREACH. If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including reasonable attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

     19. MECHANIC'S LIENS. Lessee shall, within thirty (30) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic's liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf. Lessee shall not permit any Notice of Intentions to be filed against the Premises or Building or Office Building Area as a result of Lessee's acts and shall cause any such filings to be terminated within three (3) days. The provision shall not apply to any mechanics liens for materials or labor furnished to the Lessor.

     20. RIGHT TO INSPECT AND REPAIR. Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time, provided reasonable notice is given to Lessee (except that no notice need be given in case of emergency), for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption to Lessee's business, however occurring, except interruptions arising from the gross negligence or intentional acts of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building, including the structural and nonstructural portions thereof.

     21. SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION. While Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, except on holidays as set forth on Exhibit E attached hereto and made a part hereof:

           (A) The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

           (B) Heating, ventilating and air conditioning (herein "HVAC"), meeting minimum standards for a first class office building as appropriate for the season and as set forth on Exhibit C attached hereto and made a part hereof. Lessor shall further provide Common Facilities lighting and electric energy all during "Building Hours," as hereinafter defined, subject to the provisions of paragraph 22 of this Lease.

           (C) Notwithstanding the requirements of Exhibit C or D (as to HVAC) or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined.

     22.   BUILDING STANDARD OFFICE ELECTRICAL SERVICES.

           (A) For so long as Lessee is not in default with respect to this Lease, Lessor agrees to redistribute Building Standard Office Electrical Service (as hereinafter defined), to the Premises in accordance with the present electrical capacity at the Premises upon the following terms and condition:

                 (i) Lessor shall furnish "Building Standard Office Electrical Service" to the Lessor and Lessee shall, within ten (10) days of receipt of Lessor's bill, pay to Lessor the amount so consumed as determined in accordance with the provisions of this paragraph. The Lessor and Lessee agree that there shall be no separate charge to Lessee for such Building Standard Office Electrical Service by way of measuring the same on a meter, but the value of such electric energy shall be billed to and paid by the Lessee as additional basic rent as hereinafter provided. Upon the commencement of this lease the additional basic rent to be charged for Building Standard Office Electrical Service shall be computed on the basis of One and 25/100 ($1.25) Dollar per annum per gross rental square feet of the Demised Premises except that an adjustment of the gross rental square feet shall be made during the first two (2) months of the Term to reflect the space actually occupied by the Tenant. Such amount shall be billed monthly in equal monthly installments. The said amount shall be subject to redetermination as provided in parts (ii) and (iii) below.

                 (ii) Upon the request of the Lessee, Lessor shall cause an inspection, survey, and evaluation to be made of Lessee's electrical equipment and installations in the Demised Premises by a reputable independent electrical engineer or consultant (hereinafter the "Engineer") selected by Lessor and to be paid equally by Lessor and Lessee. The Engineer's report of his inspection, survey and evaluation (the "Engineers Report") shall contain a determination of the value, on an annual basis, of the Building Standard Office Electrical Service (hereinafter sometimes the "electric service") to be furnished to the Demised Premises. Such value shall be calculated in accordance with B.O.M.A. standards by applying to the electrical demand and consumption indicated in the Engineer's Report for the Demised Premises, the public utility basic rate schedule applicable to Lessor for purchase of electricity for the Building but without regard for the electricity used in the rest of the Building. The amount of the value so determined by the Engineer shall be substituted for and incorporated in the basic rent reserved hereunder with respect to the Demised Premises, in place of the amount provided for in Part (i) above, effective as of the Commencement Date. Any resulting overpayment for the period between the Commencement Date and the date of determination shall be refunded by the Lessor or paid by Lessee, as the case may be, on demand.

                 (iii) If at any time or times after the determination of the value of the electric service to the Demised Premises, described in Part (ii) above, Lessee shall wish to connect any additional fixtures, appliances or equipment (other than ordinary lamps typewriters and other small office machines) to the Building electric distribution system or otherwise to substantially increase its use of electricity in the Demised Premises, Lessee shall first request Lessors consent therefor, which consent shall not be unreasonably withheld, and shall not proceed without such consent. However, as a condition to such consent Lessor may require Lessee to agree to an increase in the fixed rent by an amount which will reflect the value of such additional electricity to be furnished by Lessor. If the parties cannot agree on the amount of such rent increase within 10 days after Lessor shall have granted such consent, such amount shall be determined by Engineer, selected by Lessor and to be paid equally by both parties who shall determine the value of the additional electric service in the same manner as provided in part (ii) above for determination of the original electric service, and said amount shall be added to an incorporated in the basic rent reserved hereunder, effective from the date such additional risers or other electrical conductors or equipment required to provide any increase in electric service to the Demised Premises shall be provided by Lessor and the cost thereof shall be paid by Lessee on Lessor's demand.

                 (iv) Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Section nor for any interruption in supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full interruption in the supply due to Lessor's acts or omissions shall be an abatement of rent. In no event shall Lessor by liable for any business interruption suffered by Lessee except interruptions arising from the gross negligence or intentional acts of Lessor.

                 (v) Lessee shall make no alteration to the existing electrical risers, wiring and other conductors or outlets, without Lessor's consent. Should Lessor consent, all such alterations shall be provided by Lessor and the cost therefore paid for by Lessee upon demand as additional rent.

                 (vi) Lessee shall have the right to install a generator on the Office Building Area as a source of secondary power provided that (i) Lessee shall first obtain the written consent of the Lessor to the size, location and screening of the generator, which shall not be unreasonably withheld, conditioned or delayed, (iii) the generator shall be located at a location which shall not unreasonably interfere with the use and occupancy of the Building, and (iii) Lessee shall obtain all necessary municipal approvals for the installation and maintenance and pay all annual fees in connection therewith, (iv) the cost of purchase, installation, electrical wiring and screening of the generator and all related equipment shall be at the Lessee's sole cost and expense, (v) the generator shall be removed at the end of the Term and the premises restored to the existing condition at the time of this Lease.

           (B) In the event the public utility company that furnishes electric energy to Lessor for redistribution to Lessee, declines, without fault on the part of the Lessor, to continue furnishing electric energy for that purpose, Lessor reserves the right to discontinue distributing Building Standard Office Electric Service to Lessee at any time upon reasonable notice to Lessee. If Lessor exercises such right to termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Lessee shall not be obligated to pay Lessor for said Building Standard Office Electrical Service.

           (C) For purposes of this Section 22, "Building Standard Office Electrical Service" shall mean all of the electrical energy and like utilities furnished to the Demised Premises by Public Service Electric and Gas Company, its successors or assigns, used or consumed in, upon or about the Demised Premises to provide the lighting and operate office equipment such as typewriters, computers, calculators, copiers, any computer installation or data processing equipment, or any other equipment or use, which energy shall be provided at all times during the term of this Lease.

     23. ADDITIONAL RENT - ESCALATIONS. It is expressly agreed that Lessee will pay in addition to the basic rent, provided in Section 3 above, an additional rental to cover Lessee's Proportionate Share, as hereinafter defined, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs" (as hereinafter defined) for each of said categories.

           (A) Operating Cost Escalation. If during the Lease term the Operating Costs incurred for the Building in which the Demised Premises are located and Office Building Area for any Lease Year or proportionate part thereof if the Lease term expires prior to the expiration of a Lease Year (herein the "Comparison Period") shall be greater than the Base Operating Costs (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, its Proportionate Share, as hereinafter defined, of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees not in excess of 5% of the gross rental income; labor including all wages and salaries, social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment; fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices whether or not the same shall be enumerated as part of the services or obligations of Lessor hereunder (hereinafter collectively referred to as the "Operating Costs", but not including: depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining the Lessor's corporate existence; franchise taxes and not including the items set forth in Exhibit C-1 attached hereto and made a part hereof. As used in this Subsection 23, the Base Period Costs for Operating Costs, herein the Base Operating

     Costs, shall be those costs incurred during the Lease Year commencing September 1, 1997.

           (B) Fuel, Utilities and Electric Cost Escalation (hereinafter "Utility and Energy Costs"). If during the Lease term the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, and other utilities for the Building to include all leased and leasable areas (not constituting Basic Rent pursuant to paragraph 22 of this Lease which are separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Comparison Period shall be greater than the Base Utility and Energy Costs (adjusted proportionately if the Comparison Period is less than a Lease
     Year), then Lessee shall pay to Lessor as Additional Rent and without regard to the fact that Lessor has agreed to provide said service, its Proportionate Share, as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Subsection 23(B), the Base Period Costs for Fuel, Utilities and Electric, herein the Base Utility and Energy Costs, shall be those costs determined by multiplying the usage incurred for the Building and Office Building Area during the Lease Year commencing September 1, 1997 by the average of the rates in effect (including surcharges and/or adjustments) during the period from September 1, 1997 through August 31, 1998 (herein "Base Utility Rate").

           (C) Tax Escalation. If during the Lease term the Real Estate Taxes for the Building and Office Building Area at which the Demised Premises are located for any Comparison Period shall be greater than the Base Real Estate Taxes (adjusted proportionately if the Comparison Period is less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, its Proportionate Share, as hereinafter defined, of all such excess Real Estate Taxes.

                       As used in this Subsection 23(C), the words and terms which follow mean and include the following:


                 (i) The Base Period Costs for Real Estate Taxes, herein the "Base Real Estate Taxes," shall be those costs assessed against the Building and Office Building Area during the Lease Year commencing September 1, 1997 which shall be inclusive of any additional assessments for improvements proposed by Lessor to the common areas of the Building.

                 (ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the rent, as such, payable to Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If, due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

           (D) Lease Year. As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on September 1, 1997 and each twelve
     (12) month period thereafter. Once the Base Period Costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as Additional Rent for such period, an amount equal to Lessee's Proportionate Share, as hereinafter defined, of the excess for said period over the adjusted base with respect to each of the aforesaid categories.

           (E) Payment. At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Proportionate Share with respect to each of the categories as estimated for the current Lease Year [and for each succeeding Lease Year or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months] as then known to Lessor, and thereafter, Lessee shall pay as Additional Rent, its Proportionate Share, as hereinafter defined, of the excess of these costs over the Base Period Costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments on the first day of each month, such new rates being applied to any months for which the rental shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation, and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Subsection 23(D) hereof [or proportionate part thereof, if the last period prior to the Lease's termination is less then twelve (12) months].

                 In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during such said period shall be proportionately reduced to correspond to the duration of said final period.

           (F) Books and Records. For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives, at all reasonable times so that Lessee can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration.

     Pending resolution of said dispute, Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

           (G) Right of Review. Once Lessor shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of nine (9) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said nine (9) month period.

     24. INTERRUPTION OF SERVICES OR USE. Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable by the interruption of use or services in whole or in part, for a period of five (5) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of rent from and after said five (5) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed within a reasonable time after receipt of such notice to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined.

     25. LESSEE'S ESTOPPEL. Lessee shall, from time to time, within ten (10) days of Lessor's written request, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; to the best of lessee's knowledge, whether or not Lessor is in default hereunder, and, if so, specifying the nature of the default; and any other information which Lessor shall reasonably request. It is intended that any such statement delivered pursuant to this Section 25 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest.

     26. HOLDOVER TENANCY. If Lessee holds possession of the Premises after the term of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but at a monthly basic rental equal to one-hundred fifty (150%) percent of the basic rent then in effect and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. This paragraph shall not apply in the event the term of the lease is extended in accordance with the options to renew set forth in the Lease or other written agreement of the Lessor and Lessee.

     27. RIGHT TO SHOW PREMISES. Lessor may show the Premises to prospective purchasers and mortgagees; and, during the six (6) months prior to termination of this Lease, to prospective tenants, during business hours on reasonable notice to Lessee.

     28. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action or proceeding brought by either of the parties hereto against the other in any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Demised Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy. Should Lessor or Lessee seek recourse to equity to enforce any of its rights under this Lease, the other party agrees to waive any defense which it might otherwise have that such party has any adequate remedy at law. In the event of a trial of a dispute between the Lessor and Lessee, the losing party shall pay reasonable attorney's fees to the winning party.

     29. LATE CHARGE. Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of five (5%) percent of any installment of rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments provided five (5) days written notice of such delinquent payment is given to Lessee prior to the imposition of such late charge.

     30. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

     31. QUIET ENJOYMENT. Lessor covenants that if, and so long as, Lessee pays the rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessee may peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease.

     32.   LESSEE'S INSURANCE.

           (A) Lessee covenants to provide on or before the Commencement Date a comprehensive policy of general liability insurance naming Lessor as an additional named insured, insuring Lessee and Lessor against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Lessor. The policy shall be with limits not less than One Million and 00/100 ($1,000,000.00) Dollars in respect of any one person, in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits, if in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least fifteen (15) days prior to the expiration or termination date of any policy, Lessee shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

           (B) Lessee covenants and represents, said representation being specifically designed to induce Lessor to execute this Lease, that Lessee's personal property and fixtures and any other items which Lessee may bring to the Premises or which may be under Lessee's care, custody and control which may be subject to any claim for damages or destruction due to Lessor's negligence shall be fully insured by a policy of insurance covering all risks which policy shall specifically provide for a waiver of subrogation for Lessor and all Building tenants without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Lessee fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance, naming Lessor as an additional named insured, then lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

     33. SECTION HEADINGS. The Section headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

     34. APPLICABILITY TO HEIRS AND ASSIGNS. The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the Mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

     35. PARKING SPACES. Lessee's occupancy of the Demised Premises shall include the use of forty-four (44) parking spaces only Eleven (11) of these parking spaces shall be specifically reserved by Lessor in a location reasonably convenient to the entry lobby of the Building, and thirty-three (33) shall be unassigned. Lessor reserves the right to reassign assigned parking to comparable facilities in connection with any modification to the Building or Office Building Area permitted pursuant to this Lease.

     36. LESSOR'S LIABILITY FOR LOSS OF PROPERTY. Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Demised Premises, except only any such loss arising from the gross negligence or intentional acts of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and nonstructural portions thereof.

     37. BROKER. Each party represents and warrants to the other that it has not dealt with any broker in negotiation and bringing about this Lease except Associated Realty and Edward S. Gordon of New Jersey, Inc. and each party agrees to indemnify and hold harmless the other party from any and all claims of any other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by such party. Lessor agrees to pay the fees and commissions of the aforesaid brokers pursuant to a separate agreement.

     38. PERSONAL LIABILITY. Notwithstanding anything to the contrary provided in this Lease, its is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members, (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever. All of the provisions provided in Paragraph 38 herein shall apply to the Lessee as well and no representative of the Lessee shall bear any personal responsibility or liability with respect to any of the terms and conditions of this Lease.

     39. NO OPTION. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

     40.   DEFINITIONS.

           (A) Proportionate Share. Lessee's Proportionate Share, wherever that phrase is used, shall be 20.0441 percent, which the parties agree reflects and will be continually adjusted to reflect the sum arrived at by dividing the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) as set forth in Section 1[the numerator], plus any additional gross square footage leased from time to time pursuant to this Lease, by the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area), [the denominator], measured outside wall to outside wall but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate and subdivide the lands for that purpose if necessary, and upon doing so, the Office Building Area shall become the subdivided lot on which the Building in which the Demised Premises is located. If any service provided for in Subsection 23(A) or any utility provided for in Subsection 23(B) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be deemed vacant and if applicable subject to the Occupancy Adjustment set forth in Subsection 23(H). Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred (100%) percent.

           (B) Common Facilities. Common Facilities shall mean the nonassigned parking areas; lobby; elevators(s); fire stairs; public hallways; public lavatories; and all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily, any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building or Office Building Area, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

           (C) Force Majeure. Force Majeure shall mean and include those situations beyond Lessor's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.


           (D) Building Hours. As used in this Lease the Building Hours shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., and Saturday, 8:00 a.m. to 1:00 p.m., excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the Building and Office Building Area. Notwithstanding the Building Hours established by Lessor, Lessee shall have access to the Demised Premises during all reasonable business hours.

           (E) Additional Rent. As used in this Lease, Additional Rent shall mean all sums in addition to basic rent payable by Lessee to Lessor pursuant to the provisions of this Lease.


           (F) Commencement Date. As used in this Lease, Commencement Date shall mean September 1, 1997.

     41. RENEWAL OPTIONS. Lessee is hereby granted two (2) successive options to renew this Lease upon the following terms and conditions:

           (A) At the time of the exercise of the option to renew and at the time of the said renewal, the Lessee shall not be in monetary or other substantial non-monetary default in accordance with the terms and provisions of this Lease, for which non-monetary default Lessor has provided notice to Lessee, and shall be in possession of the Premises pursuant to this Lease.

           (B) Notice of the exercise of the option shall be sent to the Lessor in writing at least nine (9) months before the expiration of the original term of this Lease.

           (C) Each renewal term shall be for the previous term of Five (5) years, to commence at the expiration of the term of this Lease, and all of the terms and conditions of this Lease, other than the rent, shall apply during the renewal term.

           (D) The annual basic rent to be paid during each renewal term shall not be less than that paid for the Demised Premises during the last year of the original term of the Lease or the previous term, respectively. However, if the fair rental value per square foot at the commencement of each renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay rent equal to ninety-five percent (95%) of the fair rental value. For purposes of Additional Rent during the renewal term pursuant to paragraph 23 of the Lease, the Base Year for Operating Cost Escalations, fuel, Utilities and Electric Cost Escalation and Tax Escalation shall be the cost incurred during the Lease Year commencing on June 1, 2008 and June 1, 2013, respectively. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Lessor shall furnish Lessee with a copy of the appraisal rendered to the Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Oradell, New Jersey area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Bergen, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgment of a majority of the three appraisers shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of the first renewal term, the basic rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

     42. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed, if to Lessee, at the above described Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, and if mailed, upon the fifth (5th) day after the mailing thereof.

     43. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.


     44. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated basic rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent and Additional Rent or pursue any other remedy provided herein or by law.


     45. EFFECT OF WAIVERS. No failure by Lessor or Lessee to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any covenant, condition or duty under this Lease shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor or Lessee, respectively.

     46. NUMBER AND GENDER. The terms "Lessor" and "Lessee" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural and neuter shall include the masculine and/or feminine, and if there be more than one, the obligations hereof shall be joint and several.

     47. LESSOR'S RESERVED RIGHT. Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

     48. CORPORATE AUTHORITY. If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen
(15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.


     49. RELOCATION. At any time during the Term hereof, Lessor shall have the right, with ninety (90) days written notice, to move Lessee to substitute premises located within the Building provided that the substitute premises:
(i) contain approximately the same square footage as the Premises; (ii) contain comparable tenant improvements, (iii) contain comparable HVAC equipment and abilities; (iv) contain the same views as the current space; and (v) are made available to Lessee at the same rental rate for such space (per rentable square foot) as the rental rate specified herein. Lessor hereby agrees to pay all expenses resulting from such relocation of Lessee including, but not limited to, movers and moving equipment, cabling and installation for computers and telephones and stationery replacement. In keeping with Paragraph 19 of the Building Rules and Regulations (included as Exhibit B of this Lease), Lessor will conduct such a move on a Saturday between the hours of 9:00 a.m. and 3:00 p.m.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                     680-690 KINDERKAMACK ROAD, L.P.
                                           Lessor
                                     BY: 680-690 CORP.
                                           General Partner


                                           By:  /s/ John M. Mavroudis
                                               ----------------------------
                                               JOHN M. MAVROUDIS, PRESIDENT


                                     AMERICAN CONFERENCING
                                     COMPANY, INC.
                                           Lessee

                                           By:  /s/ David Lipsky
                                                ----------------------------
                                                DAVID LIPSKY, PRESIDENT

                                   EXHIBIT A



                           PLANS OF DEMISED PREMISES
                           -------------------------

                                  EXHIBIT A-1


                          PLAN OF OFFICE BUILDING AREA
                          ----------------------------

                                  EXHIBIT "C"

                                  "TO FOLLOW"

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS
                             ---------------------


1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the building shall not be obstructed or encumbered by Lessee, its visitors, agents, servants, employees, customers, contractors, licensees or used by Lessee for any purpose other than egress and egress to and from the premises.

2. WINDOWS: Windows in the premises shall not be covered or obstructed by Lessee. No bottles, parcels, or other articles shall be placed on the windowsills, in the halls, or in any other part of the building other than the leased premises. No article shall be thrown out of the doors or windows of the premises.

3. PROJECTIONS FROM BUILDING: No awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the windowsills of the building or otherwise affixed so as to project from the building, without the prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the premises, or any part of the inside of the premises so as to be clearly visible from the outside of the premises, without the prior written consent of the Lessor. However, Lessee shall have the right to place its name on any door leading into the premises, the size, color and style thereof to be subject to the Lessor's approval.

Lessor shall place Lessee's name on the directory in the lobby of the building. Lessee shall not have the right to have additional names placed on the directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay any hard surface flooring so that the same shall come in direct contact with the floor of the premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt first shall be fixed to the floor by a paste or other similar adhesive material being expressly prohibited. Lessee shall reimburse Lessor for the cost of any sound insulation required in the premises below the hard surface flooring area.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING. Lessee shall not make, or permit to be made, any unseemly or disturbing noises and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the premises free of vibration and noise which may be transmitted beyond the limits of the leased premises.

7. LOCKS, KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee nor shall any changes be made in existing locks or the mechanism thereof. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor, all keys to any space within the building, either furnished to or otherwise, procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the premises, shall ensure that all windows are closed and entrance doors locked.

8. CONTRACTORS: No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste papers, rubbish or garbage, or other like, service shall be entered into by Lessee, nor shall any vending machine of any kind be installed in Office Building or the Office Building Area without the prior written consent of Lessor. Lessee shall not employ any person or persons other than Lessor's janitors for the purpose of cleaning the premises, without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the premises, however occurring, or for any damage done to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the premises, manufacture or store goods, wares or merchandise upon the premises, without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used for gambling; make any unusual noises in the building, permit to be played any musical instrument on the premises, permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced upon the premises. Lessee shall not permit any portion of the premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as barber or manicure shop. Canvassing, soliciting and peddling in the Office Building and the Office Building Area are prohibited, and Lessee shall cooperate to prevent the same.
No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises.

10. MECHANICAL, PLUMBING, ELECTRIC, LIFE SAFETY OR TELEPHONE WORK: Lessee shall at no time perform any alteration, additions, or repairs to the air conditioning, heating, ventilating, plumbing, fire protection, or electrical systems servicing the premises or the building, without obtaining the prior written consent of Lessor. Lessor reserves the right through the use of its own contractors, to perform all work on these above-referenced systems through the use of Lessor's approved contractors. All telephone work shall be performed by Lessee in accordance with all applicable building codes and regulations and shall be installed so as not to interfere with the operation of any fire dampers, or fire separation systems. All penetrations shall be sealed to maintain the integrity of the fire separation walls. Lessee shall remove all telephone wiring at the termination of the lease. Lessor shall backcharge Lessee for all restoration work required that is not performed by Lessee as outlined above. The location of all plumbing, electrical, HVAC and telephone work which is to be installed shall be subject to the Lessor's approval which shall include a review of the number of appliances and their location. Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc., shall be subject to Lessor's approval.

11. MOVEMENT OF FURNITURE, FREIGHT, OF BULKY MATTER: The carrying in or out of safes, freight, furniture, or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to Lessor's prior approval, move freight, furniture, bulky matter, and other material into or out of the premises on Saturdays between the hours of 9:00 a.m., and 3:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. If, at least three days prior to such activity, Lessor requests that Lessee deposit with lessor, as security for Lessee's obligation to pay such additional cost, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security for such cost. There shall not be used in the Office Building or premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the building. Lessee shall be responsible for the cost of removal of all boxes, garbage and debris caused by the movement of the furniture, freight or delivery of materials. Lessee shall notify the superintendent of the building at least 24 hours in advance of any anticipated deliveries which will require the removal of debris.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the maximum weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising. The cost of additional reinforcing, if required, shall be the responsibility of the Lessee.

13. ADVERTISING: Lessor shall have he right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Office Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Lessor shall not be liable to Lessee for any violation or non-observance of the rules and regulations by any other Lessee, its servants, employees, agents, visitors, invitees, sublessees, or licensees, nor is Lessor obligated to enforce the rules and regulations or the terms, covenants, or conditions in any other lease against any other Lessee.

15. AFTER HOURS USE: Lessor reserves the right to exclude from the building between the hours of 6:00 p.m., and 8:00 a.m., on Monday to Friday inclusive, and between the hours of 1:00 p.m., on Saturday and 8:00 a.m., on the following Monday, as well as legal holidays any visitor not authorized by tenant to have access. Each Lessee shall be responsible for any after-hours utilization of the premises by its personnel and visitor not authorized by tenant to have access.

Each Lessee shall be responsible for any after-hours utilization of the premises by its personnel and visitors and shall be liable to the Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area not designated for use by other tenants or visitors.

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to a Lessor for its purposes in operating the Office Building:

              (a) the exclusive right to the use of the name of the Office Building for all purposes, except that Lessee may use the name as its business address and for no other purposes;

              (b) the right to change the name or address of the Office Building, without incurring any liability to Lessee for doing so;

              (c) the right to install and maintain a sign on the exterior of the Office Building;

              (d) the exclusive right to use or dispose of the use of the roof of the Office Building;

              (e) the right to limit the space on the directory of the Office Building to be allotted to Lessee although Lessee shall have at least three line spaces on directory at all times;

              (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Office Building.

                                   EXHIBIT C
                                   ---------

                            LANDLORD'S HVAC SERVICES
                            ------------------------


     The proposed AMERICAN CONFERENCING COMPANY, INC., located on the Third Floor and will occupy approximately 11,088 square feet. The space would be served by three separate multi-zone units the roof, which are equipped with hot air furnaces fired by natural gas. The three units shall be new units of equal or better quality to the units installed on the balance of the Third Floor of the Building and shall be zoned into five zones covering the Demised Premises. Subject to the provisions of paragraph 22 of this Lease, the HVAC services shall be provided to Premises with controls by the Lessee for use during all business hours of the Lessee.

     The ratio of watts/square feet of cooling energy available is estimated to be approximately 3.5 watts per square foot which is adequate for office buildings.

     Lessor shall provide heating, ventilating and air conditioning to the Premises through a system designed to maintain temperatures within tolerances normal in first class office buildings but in any case capable of maintaining interior space conditions of 70 degrees F dry bulb, when the outside temperature is 91 degrees F dry bulb provided that:

               (1) In any given room or area of the premises the occupancy does not exceed 1 person for each 100 square feet; and

               (2) The total connected electrical load in the premises for all purposes including equipment and lighting does not exceed 4 watts per square foot. During the heating season the system will be capable of maintaining a minimal temperature of 70 degrees F dry bulb when the outside temperature is 13 degrees F dry bulb.

                                  EXHIBIT C-1
                                  -----------


                              ITEMS EXCLUDED FROM
                           OPERATING COST ESCALATIONS


1. Costs of alterations in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;

2. Cost of alterations or improvements, other that maintenance items, to the Leased Premises or the Leased Premises of other tenants;

3.   Interest and principal payments on mortgages, and other debt costs, if any;

4. Costs of correcting defects in or inadequacy of the initial design or construction of the Building;

5. Expenses directly resulting from the negligence of the Landlord, its agents, servants or employees or another tenant;

6. Legal fees, space planners' fees, real estate brokers' leasing commissions, and advertising expenses incurred in connection with the original development or original leasing of the Building or future leasing of the Building;

7. Costs which are reimbursable by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else;

8.   Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

9. The expenses of extraordinary services provided to other tenants in the Building which are made available to Tenant at cost or for which Tenant is separately charged;

10. Cost associated with the operation of the business of the partnership or entity which constitutes the landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, cost of defending any lawsuits with any mortgage, cost of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, costs (including attorney fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the building and/or the site upon which the Building is situated;

11.  The wages and benefits of any employee who does not devote substantially
                                            ---------------------------------
     all of his or her time to the Building;
     ---

12.  Fines, penalties and interest;

13.  Any amounts paid as ground rental by Landlord;

14. Any Operating Cost in connection with the ground floor or any other floor in the Building devoted to retail operation unless such square footage is included in the computation of tenant's proportionate share;

15. Any recalculation of or additional Operating Costs actually incurred more than one (1) year prior to the year in which Landlord proposes that such costs be included;

16.  Handicap or other subsequent government code regulations;

17. Capital expenditures to comply with applicable laws including costs arising from the presence of hazardous materials or substances in or about the Building, or the site upon which the Building is situated;

18. Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord would be entitled to reimbursements for such costs if incurred by Tenant pursuant to this Lease;

19. Costs, including permits, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

20. Cost incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principals, consistently applied;

21. Cost of capital nature, including, without limitation, capital improvements and replacements under generally accepted accounting principles, consistently applied;

22. Expenses in connection with services or other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another Tenant or occupant of the Building without a separate charge;

23. Amounts paid to Landlord or to subsidiaries or affiliates of Landlord for services rendered by unaffiliated third parties on a competitive basis;

24. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

25. Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased;

26. All items and services for which Tenant or any other Tenant in the Building reimburses Landlord for which Landlord provides selectively to one or more Tenants (other than Tenant) without reimbursement;

27. Electric power costs for which any Tenant directly contracts with the local public service company;

28.  Costs arising from Landlord's political or charitable contributions;

29. Costs arising from latent defects in the Base Building, or shell or core of the Building or improvements installed by Landlord or repair thereof;

30. Costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art;

31. Costs for which Landlord has been compensated by management fee, including property manager and property management office and all expenses relating thereto;

32. Tax penalties or interest incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due;

33. Costs arising from the negligence of Landlord or its agents, or any vendors, contractors, or providers of material or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of building material;

34. Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building.

                                   EXHIBIT D
                                   ---------


                         GENERAL CLEANING SPECIFICATION
                         ------------------------------

NIGHTLY
-------

Between the hours of 6:00 p.m. and 6:00 a.m., Monday through Friday (legal holidays excepted).

                                  PUBLIC AREAS
                                  ------------

                        LOBBIES, CORRIDORS & VESTIBULES
                        -------------------------------

                                       SERVICE                    INTERVAL
                                       -------                    --------

Glass Doors and Partitions      Remove spots                     Nightly

Flooring (hard surface)         Damp mop                         Twice Weekly
                                Damp mop and spray buff          Twice Weekly
                                Strip and refinish               As Necessary

Carpet                          Vacuum                           Nightly
                                Spot cleaned                     As Necessary
                                Shampoo                          Annually

Light Fixtures on Multiple      Dust and/or wash                 As Necessary
Tenancy Public Corridors

ENTRANCE LOBBIES
----------------


Flooring
--------
Stone                           Wash                             Nightly

Marble                          Damp mop                         Twice Weekly

Quarry Tile                     Damp mop and spray buff          As Necessary
                                Strip and refinish

Carpet                          Vacuum                           Nightly
                                Spot clean                       As Necessary
                                Shampoo                          As Necessary




Walls, Light, Globes and        Clean                            As Necessary
Fixtures


ELEVATORS
---------

Rugs                            Vacuum and spot clean            As Necessary
                                Shampoo                          Monthly

Walls, Ceilings, Paneled        Damp wipe                        Nightly
Surfaces

Metal Finishes, Saddles         Clean                            Nightly

Light Fixtures:
--------------

Reflectors                      Damp wipe                        As Necessary

Diffusers                       Dust/Vacuum                      As Necessary


TENANT AREAS
------------

Carpet                          Vacuum all carpets               Nightly
                                Shampoo                          Annually

Resilient Flooring              Dust mop, using chemically       Nightly
                                treated dust system-spot clean
                                spills

Doors and Frames                Remove all finger marks and      Nightly
                                smudges from doors,
                                partitions, woodwork, window
                                ledges, window mullions and
                                light switches

Door Saddles (Metal)            Polish                           Monthly

Glass Tops                      Damp wipe                        Nightly

Bookcases, Filing Cabinets,     Dust                             As Necessary
Chairs, Furniture, Shelves,
and Other Dust-Collecting
Surfaces


Window Sills/Ledges             Dust                             As Necessary

Ash Trays                       Empty and damp wipe              Nightly

Smoking Stands                  Remove refuse, damp wipe dry     Nightly
                                polish exterior
                                Replace sand

Drinking Fountains              Damp wipe, clean and polish      Nightly
                                with disinfectant and water

Umbrella Racks                  Dust                             Nightly

Waste Paper Baskets             Empty and damp wipe              Nightly

Partition Glass and Glass       Spot Clean                       Nightly
Doors

Ceiling Air Distribution,       Vacuum clean                     Monthly
Return Air Grills &
Surrounding Areas

Fabric Partitions               Brush                            Monthly

Light Fixtures: Lenses          Damp Wipe                        Annually
Interior and Exterior

Fire Extinguisher Cabinets      Dust and wipe glass              As Necessary

Refuse                          Remove to designated area        Nightly
                                dumpster or compactor

High Dusting                    Pictures, frames, charts, and    Monthly
                                similar wall hangings not
                                reached in nightly cleaning,
                                exterior of light fixtures,
                                overhead pipes, venetian
                                blinds, window frames, files,
                                shelves, bookcases, and
                                vertical surfaces - such as
                                partitions, ventilating
                                louvers, etc. not reached in
                                nightly cleaning.

             TOILETS, LOCKER ROOMS, SHOWER ROOMS AND POWDER ROOMS
             ----------------------------------------------------

Tile Floor                      Sweep                            Nightly
                                Wash with germicidal detergent   Nightly
                                Machine scrub

Metal Partitions, Doors,        Spot clean                       As Necessary
Horizontal Surfaces             Damp wash with germicidal        Monthly
                                detergent and water

Tile Walls                      Spot clean                       As Necessary
                                Wash with germicidal solution    Monthly
                                in water

Basins, Toilet Bowls, Urinals   Wash with germicidal solution    Nightly
and Toilet Seats                                                 Nightly


Mirrors and Frames              Wash and polish mirrors,         Nightly
                                powder shelves, bright work,
                                including flushometers, piping
                                and toilet seat hinges

Soap Dispensers                 Refill                           As Required

Sanitary Product Dispensers     Refill                           As Required
                                Handsoap, toilet tissues, hand
                                towels

Wastepaper Baskets              Empty                            Nightly
     Towel and Sanitary         Damp wash with germicidal        Weekly
      Disposal Receptacles      solution

Light Fixtures:  Lenses         Wash                             Semi-Annually

                     CAFETERIA, VENDING AREAS, LUNCH ROOMS
                     -------------------------------------

Basic Cleaning specifications shall apply to all walls, floors and ceilings.

In buildings where there are kitchens and serving areas, the contractor shall be responsible only for the areas in front of the serving counter.

WINDOWS
-------

All perimeter windows including atriums will be washed inside and outside two
(2) times per year.

All exterior metal will be wiped clean and polished, if necessary, at the same time windows are washed.


SNOW REMOVAL AND LANDSCAPING
----------------------------

Keep sidewalks and parking areas clean and free of snow and rubbish.

Remove snow during day of ingress and egress, if necessary.

Keep lawn and landscaping properly maintained, if applicable.


SERVICES EXCLUDED
-----------------

The following services are not included for building standard cleaning but can be provided at additional costs.

Additional service by way of illustration and not limitation:

        1.  Furniture polishing
        2.  Furniture waxing
        3. All cleaning pertaining to the computer room shall be charged directly to the tenant as an extra. Computer room is defined as space with a "Raised" or "Floating" floor.

                                   EXHIBIT E
                                   ---------

                                HOLIDAY SCHEDULE
                                ----------------


                                 New Years Day
                                 Washington's Birthday
                                 Good Friday
                                 Memorial Day
                                 Fourth of July
                                 Labor Day
                                 Election Day (Presidential Only)
                                 Thanksgiving Day
                                 Christmas Day

                            SUPPLEMENTAL AGREEMENT


     AGREEMENT made this 5th day of June, 1997, by and between 680-690 Kinderkamack Road, L.P., a New Jersey Limited Partnership, located at 690 Kinderkamack Road, Oradell, New Jersey 07649 (hereinafter "Lessor") and The American Conferencing Company, Inc. located at 67 East Ridgewood Avenue, Ridgewood, Paramus, New Jersey 07652 (hereinafter "Lessee").

     WHEREAS, the Lessor and Lessee desire to execute a lease for approximately 11,088 square feet on the third floor, suite 400, in the building owned by Lessor located at 690 Kinderkamack Road, Oradell, New Jersey; and

     WHEREAS, in consideration of Lessee executing such lease the Lessor has agreed to make certain alterations, and improvements to the portion of the premises to be occupied by Lessee, subject to the terms and conditions herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Alterations by Lessor. Lessor at its own cost and expense shall make the alterations, improvements, installations and renovations to the Demised Premises (hereinafter "alterations") shown on the plan annexed hereto as Schedule "A" in accordance with the building standard and other specifications annexed hereto as Schedule "A". Lessor shall provide three new air conditioning units with a cooling capacity of 42.5 tons identical to the units already installed by Lessor covering the remaining portion of the third floor, suite
300. Lessor will comply at its own expense with all present and future governmental requirements arising out of, in connection with, or necessitated by such alterations.

     2. Completion of Work. Lessor shall commence construction of the alterations not later than twenty (20) days after receipt of written approval of the plans by the Lessee. The alterations shall be complete and a certificate of continued occupancy of the Demised Premises shall be issued by the Borough of Oradell prior to September 1, 1997. All work shall be done in a good and workmanlike manner. All manners, equipment and other items furnished in connection with the alterations shall be free from any defects. Lessor will furnish and install a dedicated 200 amp service panel in telephone room of the demised premises to be used exclusively for Lessee's requirements.

     3. Approval of Plans. Prior to commencing such alterations, Lessor shall submit to Lessee or its agent for written approval (such approval shall not be unreasonably withheld or delayed) the plans and specifications for such alterations. No work shall be commenced thereunder without such written approval and all work to be done by Lessor shall be performed in strict accordance with said approved plans and specifications without any deviation therefrom, unless first approved in writing be Lessee.

     4. Preconditions. Prior to the commencement of any work or installing any equipment, the parties agree that each shall respectively:

          (A) Permits. Lessor shall obtain the necessary consents, authorizations, and licenses from authorities having jurisdiction over the work to be done.

          (B) Subcontracts. Lessor shall enter into a contract with their respective contractors and/or persons who will do the work and install the equipment or improvements referred to, which contract will provide that the contractor will look solely to the Lessor for payment and will hold the other party hereto and the Demised Premises free from all liens and claims of all persons furnishing labor or materials therefor, or both.

          (C) Indemnification. Lessor shall indemnify and save harmless Lessee against any and all bills for labor performed and equipment, fixtures and materials furnished to Lessor in connection with said work and any liens, bills or claims therefor or against the Demised Premised or the Buildings, and from and against all loss, damages, costs, expenses, suits, claims and demands whatsoever except as provided in this Agreement.

          (D) Laws, Insurance. Lessor or any contractors employed by Lessor or any other person who will do work or install the equipment as aforesaid shall be fully covered by workman's compensation insurance and the certificate therefore shall be furnished to the parties hereto before commencement of any work by any contractor or persons. Lessor agrees to indemnify and hold harmless the Lessee from any and all claims for personal injury, death, or property damage occasioned during the progress or as a result of any or all of the work done as aforesaid in, or about the Demised Premises or Buildings.

          (E) Lessors Payment. Lessor shall cause to be paid the entire cost of such alterations in accordance with the plans and specifications. Any upgrades, additional work or special finished, shall be at the sole cost of the Lessee unless otherwise agreed to by the parties in writing. Lessee shall keep, maintain and operate, full, true and accurate books of account and full, true and complete records with respect to such alterations. Lessee or its representatives shall have the right of access at any and all times during regular business hours to inspect the progress of the alterations.

     5. Ownership. Any such alterations, additions and improvements to the demised Premises and the Building shall immediately become the property of the Lessor.

     6. Maintenance. Lessee and Lessor shall not permit the accumulation of building supplies, equipment, waste material or rubbish outside the Demised Premises and during construction. Upon completion, Lessor shall cause all rubbish, implements, materials, and equipment to be removed from the demised Premises and the Office Building Area. At no time, shall the sidewalks, adjacent office entrances, or public areas be blocked or interfered with, and Lessee shall maintain continuous protection of the Demised Premises. Should any damage be done to any other portions of the Buildings, Lessor, at its own cost and expense, shall repair and/or replace same, in a manner reasonably satisfactory to the Lessor, to the condition existing prior to the commencement of the work.

     7. Rent Concessions. Provided Lessee is not in default under any of the terms and provisions of the Lease, Lessor agrees to modify the rent payable by Lessee in accordance Alternative "A" set forth in a letter dated May 8, 1997 annexed hereto as Schedule "B".

     8. Possession. Lessor agrees to expedite the construction of a portion of the Premises shown on Schedule "B" for immediate occupancy by Lessee. In addition, Lessor shall make available for temporary use two (2) offices and secretarial areas in Lessor's suite immediately adjoining the premises. Lessees shall occupy the same rent free until a Certificate of Continued Occupancy is issued for the Premises.

          Upon issuance of such certificate the Lease shall govern the occupancy of the premises by the Lessee.

     9.   Miscellaneous.

          (A) Plans. Lessor shall at its own expense arrange for spare planning and construction drawings by architects designated by the Lessor for the Demised Premises.

     10. Structural. No alterations of any kind shall be made which would change the general design, character, or structure of the building, or materially reduce or impair the value, rental, rental value, rentability, or usefulness of the Demised Premises or any part thereof.

     11. Terms. The terms used herein shall have the same meanings as set forth in the leases of even date between the parties hereto.

     12. Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                              680-690 KINDERKAMACK ROAD, L.P.
                                    Lessor
                              BY:  680-690 CORP.
                                    General Partner

                              By:/s/ John M. Mavroudis
                                 ---------------------
                                  JOHN M. MAVROUDIS, President

                              AMERICAN CONFERENCING COMPANY, INC
                                    Lessee

                              By:/s/ David Lipsky
                                 ----------------
                                  DAVID LIPSKY, President